UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DYNTEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

DYNTEK, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2005

TO OUR STOCKHOLDERS:

You are cordially invited to the Annual Meeting of Stockholders of DYNTEK, INC., a Delaware corporation. The meeting will be held on Friday, May 20, 2005 at 10:00 a.m. Pacific Standard Time, at DynTek’s offices located at 19700 Fairchild Road, Suite 350, Irvine, California 92612 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.                to elect five directors for terms expiring at our 2006 Annual Meeting of Stockholders;

2.                to ratify the appointment of Marcum & Kliegman LLP as our independent accountants for the fiscal year ended June 30, 2005;

3.                to approve our 2005 Stock Incentive Plan; and

4.                to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.

Only our stockholders of record at the close of business on April 20, 2005 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS
/s/ STEVEN J. ROSS
Steven J. Ross
Chairman of the Board and Chief Executive Officer
Irvine, California
April 25, 2005

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

DYNTEK, INC.

PROXY STATEMENT FOR THE 2005
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

The enclosed Proxy is solicited on behalf of the Board of Directors of DynTek, Inc. (“DynTek”), for use at the Annual Meeting of Stockholders to be held Friday, May 20, 2005 at 10:00 a.m. Pacific Standard Time or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our offices located at 19700 Fairchild Road, Suite 350, Irvine, California 92612. The telephone number at that location is (949) 271-0800.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended June 30, 2004, including financial statements, were first mailed on or about April 28, 2005 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

The record date for determining those stockholders entitled to notice of, and to vote at, our Annual Meeting has been fixed as the close of business on April 20, 2005 (the “Record Date”). As of the Record Date, DynTek had outstanding approximately 76,091,895 shares of its Common Stock, $.0001 par value (the “Common Stock”), which were held by approximately 231 holders of record and approximately 7,000 beneficial holders, and 583,124 shares of its Series A Preferred Stock, $.0001 par value (the “Preferred Stock”), which were held by approximately 250 holders of record.

Stockholders Sharing the Same Last Name and Address

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Secretary, DynTek, Inc., 19700 Fairchild Road, Suite 350, Irvine, California 92612.

Voting and Solicitation

Holders of DynTek’s Common Stock are entitled to one vote per share, and holders of DynTek’s Preferred Stock are entitled to 2.5 votes per share. Stockholders will not be entitled to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Revocability of Proxies

Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to Secretary, DynTek, Inc., 19700 Fairchild Road, Suite 350, Irvine, California 92612 in writing prior to or at the meeting or by attending the meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the meeting who will determine whether or not a quorum is present.

Any combination of outstanding shares of Common Stock and Preferred Stock, which shares entitle the holders thereof to cast a majority of the votes which can be cast by all of the outstanding Common Stock and Preferred Stock, taken together, is required to establish a quorum at the Annual Meeting. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the adoption of our 2005 Stock Incentive Plan.

Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Thus, a broker non-vote will not affect the outcome of the voting on a proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR:

(1)   the election of the nominated directors;

(2)   the adoption of the 2005 Stock Incentive Plan; and

(3)   the confirmation of the appointment of the designated independent auditors.

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

Other Business; Stockholder Proposals

We do not intend to present any other business for action at the Annual Meeting and do not know of any other business to be presented by others.

Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. We did not receive any such notices from our stockholders for matters to be considered at the Annual Meeting. Any stockholder desiring to submit a proposal for action at our 2006 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to our Secretary at our corporate office no later than December 27, 2005 in order to be considered for inclusion in our proxy statement relating to that meeting.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal fails to notify us at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of April 15, 2005, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Approximate Percent Owned*
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Steven J. Ross(3)	954,000	1.3%
Michael W. Grieves(4)	498,528	*
Brian D. Bookmeier(5) 19327 Augusta Drive Livonia, MI 48152	40,000	*
Marshall Toplansky(6)	120,000	*
Wade Stevenson(7)	42,250	*
Arion Kalpaxis(8)	302,500	*
Robert I. Webber	50,000	*
Casper Zublin, Jr.	—	*
All Executive Officers and Directors as a group (8 persons)	1,704,778	2.3%
5% STOCKHOLDERS
Laurus Master Fund, Ltd.(9) PO Box 1234 G.T. Queensgate House South Church Street Grand Cayman, Cayman Islands	9,352,313	12.4%
Michael Crow(10) 830 Third Ave. New York, NY 10022	4,692,500	6.2%
DC Asset Management LLC(11) Richard Smithline 830 Third Ave. New York, NY 10022	4,157,692	5.5%

*                    Less than 1%

(1)          Except as set forth in the footnotes to this table, the business address of each director and executive officer listed is c/o DynTek, Inc., 19700 Fairchild Road, Irvine, California 92612.

(2)          This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 75,282,955 shares of Common Stock outstanding as of April 15, 2005. In computing the number of shares beneficially owned by a person and the percentage ownership of that person shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of April 15, 2005, are deemed outstanding. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

(3)          Includes options to purchase 905,000 shares of Common Stock exercisable at prices ranging from $0.80 to $2.25 per share and 49,000 shares of Common Stock underlying options to purchase 19,600 shares of DynTek’s Series A Preferred Stock with a strike price of $1.69 per share.

(4)          Includes 89,883 shares of Common Stock which are issuable upon conversion of 35,935 shares of Series A Preferred Stock held by him. Also includes 51,645 shares of Common Stock issuable upon exercise of options to purchase 20,658 shares of Series A Preferred Stock at prices between $0.957 to $8.93 per share, and subsequent conversion of such shares. Also includes 30,000 shares of Common Stock issuable upon exercise of options at prices between $0.80 and $2.25 per share.

(5)          Includes 40,000 shares of Common Stock issuable upon exercise of options at prices between $0.80 and $3.78 per share.

(6)          Includes 100,000 shares of Common Stock issuable upon exercise of options at $3.00 per share and 20,000 shares issuable upon exercise of options at prices between $0.80 and $1.00 per share.

(7)          Includes 42,250 shares of Common Stock issuable upon exercise of options at prices between $0.58 and $2.04 per share.

(8)          Includes 15,000 shares of Common Stock issuable upon exercise of options at $2.04 per share.

(9)          Includes shares of Common stock issuable upon conversion of the $6.65 million Amended and Restated Secured Convertible Note at a conversion price of $0.65 per share and shares of Common Stock issuable upon exercise of a warrant at $0.65 per share. Laurus Master Fund, Ltd. has contractually agreed to beneficial ownership limitations that restrict the conversion or exercise of securities held by Laurus to less than 5% at any point in time, subject to waiver by Laurus. In addition, the total number of shares of Common stock issuable under the Amended and Restated Convertible Note and warrant cannot equal or exceed 20% of DynTek’s outstanding Common Stock on January 30, 2004, which was 46,761,572 shares.

(10)   Includes 2,171,790 shares of Common Stock held by Duncan Capital Group LLC, of which Michael Crow is the President and Chief Executive Officer, and 2,520,710 shares of Common Stock beneficially owned by B&P Management, LLC, of which Mr. Crow is a manager.

(11)   Comprised of shares beneficially owned by DC Asset Management LLC, of which Richard Smithline is the   managing member. DC Asset Management’s beneficial ownership is comprised of 3,007,692 shares beneficially owned by DC Opportunity Advisors LLC, of which DC Asset Management LLC is the managing member, and 1,150,000 shares underlying a warrant to purchase Common Stock held by DC Asset Management LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by Securities Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms submitted to us during the year ended June 30, 2004, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with, except for Michael Grieves, a director, who filed a Form 4 late, on March 31, 2004 with respect to 12 transactions between January 6, 2004 and March 1, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director and Nominees for Director

The total number of directors is determined by the Board of Directors, and currently consists of five persons. In November 2004, Robert I. Webber was appointed to the Board of Directors to fill a vacancy created by the resignation of James Linesch.

In the event that any person nominated as a director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve. All nominees for director presently are members of DynTek’s Board of Directors, whose terms expire at our 2005 Annual Meeting of Stockholders, respectively.

The name of the nominees for election to the Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below.

Name	Age	Principal Occupation	Director Since
Nominees for Directors
Steven J. Ross	47

Since February 2000, Mr. Ross has been DynTek’s President, Chief Executive Officer and Chairman of the Board. Mr. Ross has an extensive industry background, most recently serving as General Manager of Toshiba’s Computer System Division, responsible for sales, marketing, and operations in North and South America from 1998 to 1999. Prior to that, Mr. Ross was President and General Manager of the Reseller Division and President of Corporate Marketing at Inacom Corporation from 1996 to 1998. Mr. Ross’ other positions have included responsibility for sales and marketing, operations, strategic planning, and other senior executive activities. Since 2004, Mr. Ross has also served as a director of National Investment Managers, Inc., a public company.

			2000

Robert I. Webber	46

Mr. Webber joined DynTek as Chief Financial Officer and Executive Vice President in July 2004 and the Board of Directors in November 2004. Previously, Mr. Webber has held several senior management positions in technology and service companies. From 2003 to July 2004, Mr. Webber was General Manager of privately-held FOR1031 LLC, a real property services firm, which grew to $250 million in revenues during his tenure. From 2000 to 2002, he was President and CEO of MindArrow Systems, Inc., a public company which was merged into Avalon Digital Marketing Systems, Inc. in late 2002. Avalon filed for protection under Chapter 11 of the Federal Bankruptcy Code in September 2003, and emerged from Chapter 11 in November 2004. Mr. Webber serves as Chairman of the reorganized Avalon Board of Directors. From 1997 to 2000, he was President and CEO of privately-held Silicon Film Technologies, Inc., and President and COO of Intelogis, Inc., a Novell spin-off that developed power-line networking technology. Previously, he worked several years for the management consulting firm, McKinsey & Company, Inc., and practiced corporate and securities law with Skadden, Arps, Slate, Meagher & Flom in Los Angeles, California. Mr. Webber holds a B.A. from B.Y.U., a J. D. degree from Columbia Law School, and an M.B.A. from Harvard Business School.

		2004
Brian D. Bookmeier	46

Mr. Bookmeier has served as a Director of DynTek since 1995, and was President and Chief Executive of DynTek from 1995 to 2000. Since May 2003, Mr. Bookmeier has been the Director of Operations at ModeEleven, Inc. as well as a member of its Board of Directors. ModeEleven is a privately held software development company that specializes in desktop communication platforms. Since 1997, Bookmeier has served on the Board of Directors of Azurel, Ltd. a public company that filed for protection under Chapter 11 of the Federal Bankruptcy Code in 2001, and has since converted its Bankruptcy filing to Chapter 7 under the Federal Bankruptcy code. He continues to serve as a Chairperson of Azurel’s reorganized Audit and Compensation Committees. From 1997 through 2001, Mr. Bookmeier was an investor and Vice President of Seven Sons, Inc., d/b/a Las Vegas Golf and Tennis of Novi, Michigan.

		1995

Dr. Michael W. Grieves	55

Dr. Grieves has been a director since August, 2000. Previously, Dr. Grieves had served as Data Systems Corporation’s President, Chief Executive Officer and Chairman of the Board since its inception in 1986 until its merger with DynTek in 2000. Prior to 1986, Dr. Grieves served in executive, managerial and technical capacities with technology-based companies. He has more than 30 years of experience in the computer industry. Dr. Grieves is Chairman Emeritus of the Oakland University Business School Board of Visitors and an advisory board member and director, Industry Research for the University of Arizona MIS Department. Dr. Grieves holds a degree in computer engineering (B.S.C.E.) from Michigan State University, an M.B.A. from Oakland University, and a doctorate in executive management (E.D.M.) from Weatherhead School of Management at Case Western Reserve University.

		2000
Marshall Toplansky	54

Mr. Toplansky has been a director since October 2002. Since 2002, Mr. Toplansky has served as Vice President, Marketing Insight and Strategy at Gateway, Inc. From 2000 to 2002, Mr. Toplansky was a marketing consultant for DynTek. Mr. Toplansky founded the consulting firm Core Strategies in 1996, of which he remains CEO. The firm specializes in evaluating marketing strategies and identifying growth opportunities for technology-based companies. From 1994 to 1996, he served as Senior Vice President of Sales and Marketing for enterprise software publisher Open Environment. He was Vice President of Marketing for modem manufacturer U.S. Robotics from 1989 to 1994. Mr. Toplansky’s other positions have involved advertising and data base direct marketing management, primarily with Ogilvy & Mather. Mr. Toplansky currently serves on the Board of Directors of Computing Technology Industry Association, the country’s largest technology trade association, and the Harvard Business School Association of Orange County. Mr. Toplansky holds a B.A. in Political Science/Chinese from S.U.N.Y. at Albany and an M.B.A. from Harvard Business School.

		2002

There are no family relationships among any of our directors or executive officers.

Vote Required

Any combination of outstanding shares of Common Stock and Preferred Stock, which shares entitle the holders thereof to cast a majority of the votes which can be cast by all of the outstanding Common Stock and Preferred Stock, taken together, is required to establish a quorum at the Annual Meeting. The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of the shares of Common Stock and Preferred Stock entitled to vote. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

Unless instructed to the contrary, the shares of Common Stock and Preferred Stock represented by the proxies will be voted FOR the election of the nominees set forth herein.

Director Independence

The Board is comprised of a majority of independent directors. The Board of Directors has determined that each of Messrs. Bookmeier, Grieves and Toplansky are independent directors, as defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers (“NASD”). Although DynTek is not currently subject to the listing standards of the NASD, the Board applies the standards of the NASD with respect to the structure of the Board and its committees.

In determining independence, each year the Board considers whether directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Among other factors considered by the Board, the Board has determined that none of Messrs. Bookmeier, Grieves or Toplansky is a director who:

•       is, or during the past three years was, employed by DynTek or by any subsidiary of DynTek;

•       accepted, or who has a relative by blood, marriage or adoption or who has the same residence as such director (a “Family Member”) who accepted, any payments from DynTek or any subsidiary of DynTek in excess of $60,000 during fiscal 2004 or any of the past three fiscal years, other than compensation for service on the Board or any Board committee;

•       is a Family Member of an individual who is, or during the past three years was, employed by DynTek or by any subsidiary of DynTek as an executive officer;

•       is a partner in, or a controlling stockholder or an executive officer of, any organization to which DynTek made, or from which DynTek received, payments for property or services that exceeded 5% of the recipient’s consolidated gross revenues, or $200,000, whichever is more, in fiscal 2004 or any of the past three fiscal years;

•       is employed, or who has a Family Member who is employed, as an executive officer of another entity where any of the executive officers of DynTek serve on the compensation committee of such other entity, at any time during the past three fiscal years; or

•       is, or has a Family Member who is, a partner of DynTek’s independent auditors, and worked on DynTek’s audit, at any time during any of the past three years.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and through activities of its committees.

Although we have no formal policy requiring director attendance at annual meetings of stockholders, directors are encouraged to attend the annual meetings of stockholders. Steven J. Ross attended the 2004 annual meeting of stockholders.

DynTek’s Board of Directors met four (4) times (not including actions by written consent) during the fiscal year ended June 30, 2004. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board of Directors and any committees of the Board of Directors on which such person served during the last fiscal year.

Typically, the independent directors meet in executive sessions, without any members of management present, in conjunction with each regularly scheduled Board meeting. Executive sessions may also be held in conjunction with special meetings of the Board. The Board met in executive sessions four times during the fiscal year ended June 30, 2004.

The Board has an Audit Committee and a Compensation Committee. Each Committee is described as follows:

Name of Committees and Members	Functions of the Committees	Number of Meetings in Fiscal 2004
AUDIT COMMITTEE Dr. Michael W. Grieves Brian D. Bookmeier Marshall Toplansky	Among other things: • Oversees our internal accounting and financial reporting processes • Appoints, determines compensation for and oversees the work of the independent auditors • Approves the services performed by the independent auditors • Facilitates communication among independent auditors, management, internal auditors and the Board of Directors	4
COMPENSATION COMMITTEE Dr. Michael W. Grieves Marshall Toplansky	Among other things: • Reviews and recommends the executive and director compensation policies • Administers the employee stock option and stock purchase plans	3

Audit Committee.   The Board amended and restated the charter of the Audit Committee in response to new requirements of the Sarbanes-Oxley Act of 2002 and related rules and regulations issued by the Securities and Exchange Commission (the “SEC”) and the NASD. A copy of the charter was filed with the Proxy Statement filed in connection with the 2004 annual meeting of stockholders. All of the members of the Audit Committee meet the higher independence standards applicable to members of the Audit Committee for the reason that:

(a)          each of them is an independent director pursuant to NASD listing standards, as stated above; and

(b)         none of them, except in his capacity as a member of the Audit Committee, the Board of Directors or any other Board committee:

•        accepts any consulting, advisory or other compensatory fee from DynTek or any subsidiary of DynTek; or

•        is an affiliated person of DynTek or any subsidiary of DynTek.

Each member of the Audit Committee is able to read and understand financial statements, including DynTek’s balance sheet, income statement and cash flow statement. In addition, our Board of Directors has determined that Dr. Grieves is an “audit committee financial expert” as defined in Item 401(h) of SEC Regulation S-K.

Compensation Committee.   All of the members of the Compensation Committee currently meet the independence standards of Rule 4200(a)(15) of the NASD’s listing standards. Steven J. Ross was a member of the compensation committee until April 2004. Mr. Ross is the Chief Executive Officer of DynTek.

Director Nominations.   DynTek does not have a standing nominating committee because it has determined that since it only has five directors, a nominating committee is not necessary. Any discussions regarding a new director would be discussed with the entire Board of Directors. DynTek believes that obtaining input form all directors in connection with Board nominations enhances the nomination process. Following any discussion with the entire Board of Directors, DynTek’s independent directors, Messrs. Bookmeier, Grieves and Toplansky would determine and vote as to whether the individual named will be nominated to the Board of Directors.

Factors considered by the Board in the selection of director nominees are experience in business, finance, technology, familiarity with DynTek’s business and industry and, as applicable, specific expertise, including but not limited to such matters as business development and government contracts. The Board gives consideration to individuals identified by stockholders, management and members of the Board.

It is our policy that director candidates recommended by stockholders will be given appropriate consideration in the same manner as other director candidates presented to the Board of Directors. Stockholders who wish to submit a director candidate for consideration by the Board of Directors may do so by submitting a comprehensive written resume of the recommended nominee’s business and educational experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to Attention: Secretary, c/o DynTek, Inc., 19700 Fairchild Road, Suite 350, Irvine, California 92612. The foregoing policy is subject to our Second Amended and Restated Certificate of Incorporation, our bylaws, as amended, and applicable law. No director nominations by stockholders have been received as of the filing of this proxy statement.

In order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, DynTek, Inc., 19700 Fairchild Road, Suite 350, Irvine, California 92612. Stockholders should identify in their communication the addressee, whether it is the Company’s Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual member of the Board of Directors. Stockholder communications will be forwarded to investor relations. Investor relations will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee on the Company’s Board of Directors or if the communication is addressed generally to the Company’s Board of Directors to our Chairperson of the Board of Directors.

Compensation of Directors

Directors are paid an annual board membership fee of $25,000 and are reimbursed for certain reasonable expenses incurred in attending Board or committee meetings. The Chairman of the Audit Committee and the Chairman of the Compensation Committee are each paid an additional fee of $50,000 and $25,000, respectively, for service in those positions, effective July 2003. Currently, Dr. Grieves is Chairman of both the Audit Committee and the Compensation Committee. Directors are eligible for awards under DynTek’s 1997 Non-Employee Directors’ Stock Option Plan. The 1997 Non-Employee Directors’ Stock Option Plan provides for option grants of 10,000 shares of Common Stock to be made to each eligible director upon each July 1st on which such director is a member of DynTek’s Board of Directors. Options are exercisable for 5 years after the date of grant. The exercise price for any option under the plan shall be equal to the fair market value of the Common Stock at the time such option is granted. The plan provides that grants thereunder vest immediately. During the year ended June 30, 2004, each of Messrs. Bookmeier, Toplansky, Ross, and Grieves received grants in accordance with the 1997 Non-Employee Directors’ Stock Option Plan at an exercise price of $.80. During the fiscal year ended June 30, 2004, directors received the following cash compensation (excluding expense reimbursement) as directors: Dr. Grieves received $102,062, Mr. Bookmeier received $33,347 Mr. Toplansky received $29,166, Mr. Linesch received $29,166, and Mr. Ross received $29,166. Differences in payments resulted from carry-overs from the prior fiscal year.

Upon adoption of the 2005 Stock Incentive Plan, each director, whether or not employed by the Company, will be eligible to receive nonqualified stock options and shares of restricted stock pursuant to the terms of the 2005 Stock Incentive Plan.

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, no member of the Compensation Committee or executive officer of DynTek served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

In March 2001, DynTek purchased 25% of the equity in LaborSoft Corporation (“LaborSoft”), a company providing labor relations software to labor unions and commercial customers. As a result of its investment, DynTek received the right to appoint one of its directors to serve on the Board of Directors of LaborSoft, and Dr. Grieves served on the LaborSoft Board until mid-2004. DynTek provides infrastructure services to LaborSoft, on a fee-for-service basis, with monthly charges of approximately $17,000. On September 30, 2003, DynTek received a promissory note and security agreement in the principal amount of $636,000, representing amounts owed by LaborSoft to DynTek for services rendered. DynTek received an additional promissory note in the amount of $130,000 on December 31, 2004 as additional security for trade receivables due from LaborSoft.

RELATED PARTY TRANSACTIONS

On April 25, 2001, DynTek entered into an Agreement and Plan of Merger, and an Agreement and Plan of Reorganization (the “Reorganization Agreement”) each with DMR, Newport Acquisition Corp. and DynCorp. Pursuant to the Reorganization Agreement, as amended, in December 2001, DMR was merged with and into DynTek Services, Inc. and renamed DynTek Services, Inc. The initial merger consideration delivered to DynCorp consisted of 18,336,663 shares of DynTek Class B common stock, subject to additional shares of Class B Common Stock being issued to DynCorp as additional merger consideration under the terms of the Reorganization Agreement.

On August 20, 2002, DynTek entered into a Stock Purchase and Settlement Agreement (the “Settlement Agreement”) with DynCorp, pursuant to which disputes, including those resulting from the December 2001 merger with DMR were settled. As a part of the Settlement Agreement, DynTek repurchased a portion of the DynTek Class B Common Stock from DynCorp and the remaining Class B Common Stock held by DynCorp, constituting the balance of all outstanding Class B Common Stock, were converted by DynCorp to DynTek Class A Common Stock. As part of the Settlement Agreements DynCorp also was granted 3-year warrants to acquire 7,500,000 shares of Class A Common Stock exercisable at $4.00 per share. On July 3 2003, DynCorp transferred the financial instruments to certain investors which were subsequently cancelled.

On January 2, 2001, the Company advanced $170,000 to Steven Ross, its Chief Executive Officer, which was evidenced by a promissory note bearing interest at 8% per annum. On December 10, 2001, the Company extended the term of the note to the end of Mr. Ross’ period of employment. On December 10, 2001, the Company forgave $70,000 of such note as a bonus to Mr. Ross. At December 31, 2004, $100,000 remained outstanding under the note receivable.

Except as described above, there were no transactions in which the amount involved exceeded $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest during the fiscal year ending June 30, 2004, other than (i) with respect to any transaction(s) identified in the “Compensation Committee Interlocks and Insider Participation” and (ii) any compensation arrangements that are described under “Compensation of Directors” and “Executive Officer Compensation”.

OTHER EXECUTIVE OFFICERS

Casper Zublin, Jr., 42, joined DynTek in October 2004, as Chief Operating Officer. Beginning March 2002, he served as President and Chief Executive Officer of Integration Technologies, Inc. (“ITI”), a professional technology services company, which DynTek acquired in October 2004. From January 1998 to March 2000, Mr. Zublin served as President & CEO of AnySite Technologies, a business unit of ITI and a business intelligence software development company that was acquired first by Thompson Associates in April 2000 and later by MapInfo Corporation in December 2002. From April 2000 to March 2002, he served as President of AnySite Technologies, LLC and Executive Vice President of Thompson Associates. In senior leadership roles for several high-growth companies, Mr. Zublin was a four-time winner of the Inc. 500 award, which recognizes America’s fastest growing private companies. Mr. Zublin earned a B.A. with highest honors from Principia College, received an M.B.A. from the University of Chicago, and studied at Stanford University’s Advanced Management College.

Wade Stevenson, 42, was appointed Regional Vice President of DynTek’s MidWest region and corporate VP of Business Development in November 2004. He has served as Vice President of Finance and an officer of DynTek since February 2001, and served as the Director of Finance for Data Systems Network Corporation, which merged with DynTek in 2000, since 1998. Previously Mr. Stevenson served as Regional Vice President of Finance for Waste Management, Inc., a Fortune 500 company, where he held other financial management positions from 1989 to 1998. Mr. Stevenson is a Certified Public Accountant (C.P.A.) in the state of Michigan and practiced with Reznick, Fedder and Silverman, a regional public accounting firm, from 1987 to 1989. He earned a B.S. degree in accounting from the University of North Carolina.

Executive Officer Compensation

The following table sets forth information for the years ended June 30, 2002, 2003 and 2004 regarding the compensation of our Chief Executive Officer, each of our three other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term Compensation Awards
		Annual Salary Compensation				Securities	All Other
	Fiscal	(Cash and Non-Cash)				Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other ($)		Options (#)	($)
Steven J. Ross,	2004	430,000	125,000	100,000	(1)	10,000	12,669 (2)
Chief Executive Officer and	2003	400,000	100,000	25,000		—	—
Chairman of the Board	2002	376,000	205,000	70,000		75,000	40,431
James Linesch,	2004	179,200	—	25,000		10,000	9,292
Chief Financial Officer(3)	2003	200,000	25,000	25,000			6,000
	2002	179,000	75,000	25,000		45,000	6,321
Wade Stevenson,	2004	155,000	10,000	—		—	6,065
Vice President Finance	2003	140,000	10,000	—		—	—
	2002	129,000	20,000	—		—	—
Arion Kalpaxis,	2004	176,000	—	—		—	12,307
Chief Technology Officer(4)	2003	176,000	—	—		—	—
	2002	176,000	—	—		—	—

(1)          Includes $75,000 in consideration for the early termination of the December 10, 2001 Employment Agreement, and $25,000 for his service as the Chairman of the Board of Directors.

(2)          In accordance with the terms of his employment agreement, Mr. Ross was reimbursed for medical claims that were not payable under DynTek’s health plan. Such reimbursements are considered as a component of compensation.

(3)          Effective July 1, 2004, Mr. James Linesch resigned as DynTek’s Chief Financial Officer and a member of its Board of Directors. Mr. Linesch will receive severance payments under the terms of his Employment Agreement with DynTek through October 31, 2005. Mr. Robert Webber joined DynTek in July 2004 as its new Chief Financial Officer and Executive Vice President. Mr. Webber’s annual base salary is $300,000.

(4)          Effective December 31, 2004, Mr. Kalpaxis resigned as DynTek’s Chief Technology Officer, and left his employment with the Company.

Option Grants

Option Grants During Last Fiscal Year.   The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended June 30, 2004 to each of the executive officers named in the Summary Compensation Table above.

Potential Realizable Value
		Percent of			At Assumed Annual Rates
		Total Options			of Stock Price
	Options	Granted to	Exercise		Appreciation for
	Granted	Employees in	Price	Expiration	Option Term(2)
Name	(# of Shares)	Fiscal Year	($/Share)(1)	Date	5%($)	10%($)
Steven J. Ross	10,000	50%	.80	6/30/08	5,031	12,750
James Linesch	10,000	50%	.80	6/30/08	5,031	12,750
Wade Stevenson	—	—	—	—	—	—
Arion Kalpaxis	—	—	—	—	—	—

(1)          The per share exercise price of all options granted is the fair market value of DynTek’s Common Stock on the date of grant. Options have a term of 10 years and become exercisable in four equal annual installments commencing one year after the grant date.

(2)          In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of DynTek Common Stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, the realized value from these options will be zero.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.   The following table sets forth the information with respect to stock option exercises during the year ended June 30, 2004, by the executive officers named in the Summary Compensation Table above, and the number and value of securities underlying unexercised options held by such executive officers at June 30, 2004.

Aggregate Option Exercises in Fiscal 2004 and Fiscal
Year-End Option Values

	Shares Acquired Upon	Value	Number of Securities Underlying Unexercised Options At June 30, 2004 (#)		Value of Unexercised In-the- Money Options at June 30, 2004 ($)(1)
Name	Exercise(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Ross	—	0	954,000	0	8,333	0
James Linesch	—	0	410,000	0	0	0
Wade Stevenson	—	0	62,250	0	0	0
Arion Kalpaxis	—	0	15,000	0	0	0

(1)    Closing price of our Common Stock at fiscal year-end minus the exercise price. The fair market value of our Common Stock at the close of business on June 30, 2004 as reported on the Nasdaq Smallcap Market was $0.80 per share.

Employment and Change in Control Agreements

On December 10, 2001, we entered into an employment agreement with Steven J. Ross, our President, Chief Executive Officer, and Chairman of the Board, which replaced the prior employment agreement dated January 2, 2001. The December 10, 2001 Employment Agreement was terminated early in June 2004. Mr. Ross received $75,000 in consideration for the early termination. Under a new employment agreement with Mr. Ross, effective as of July 1, 2004 (the “Agreement”), Mr. Ross’s base salary is $440,000. Mr. Ross is also eligible to receive an annual incentive bonus based upon the achievement of criteria and in amounts as set forth in a bonus plan established by the Compensation Committee. The initial bonus target is the greater of 50% of Mr. Ross’s base salary or 5% of the cumulative EBITDA increase for the Company from a $0 base. Mr. Ross is entitled to receive options to purchase 1,320,000 shares of the Company’s Common Stock at $.58 or the fair market value of the shares of the Company’s Common Stock at the date of grant, whichever is higher. The options, when granted, will vest on July 1, 2005. In addition, Mr. Ross is eligible to receive 200,000 shares of restricted stock in each year that the fiscal year end Common Stock price exceeds the previous fiscal year end Common Stock price by 25%. In the event Mr. Ross’s is terminated without cause he shall receive his current base salary, 50% of his bonus compensation and medical and other insurance benefits for 18 months, and all options granted to him would vest and become immediately exercisable. If Mr. Ross’ employment is terminated by the Company within three (3) months before or after a change in control, as defined in the employment agreement, or he resigns as the result of a material reduction in his duties or constructive termination following a change in control, Mr. Ross shall be entitled to receive his base salary, plus annual bonus, and medical and other insurance benefits for a period of twenty-four (24) months and all options granted to Mr. Ross shall vest and become immediately exercisable.

On October 13, 2003, we amended the November 9, 1998 employment agreement with Wade Stevenson, our Vice-President of Finance during Fiscal 2004. The amendment extended the term of the agreement from November 8, 2003 to November 8, 2004. Mr. Stevenson’s base salary was $160,000. Based upon meeting criteria established by mutual consent of Mr. Stevenson and our Chief Financial Officer, and then upon further approval by the Board of Directors, which actions by the Board of Directors are taken by its Compensation Committee, Mr. Stevenson was entitled to receive an annual bonus, payable quarterly, the aggregate amount of which was equal to at least 25% of his annual base salary. In the event Mr. Stevenson is terminated without cause he shall receive severance payments equal to 6 months of his current base salary. In the event of a constructive termination or change in control, as described in the employment agreement, Mr. Stevenson may deliver written termination notice within three months of such event and the Company shall then provide severance compensation and benefits for a period of 6 months. Additionally, all options granted to Mr. Stevenson during his employment term that are exercisable to acquire common stock will become fully vested. After expiration of his employment agreement in November 2004, Mr. Stevenson was appointed to serve as the Company’s Regional Vice President for the MidWest region and Corporate Vice President of Business Development, with his same base salary.

Effective October 8, 2003, the Company and James Linesch, its Chief Financial Officer, entered into an Amendment to Employment Agreement, with respect to his Employment Agreement dated August 14, 2000 as previously amended on August 15, 2001. Under the revised terms, the Company reduced Mr. Linesch’s salary from an annual rate of $200,000 to $150,000 effective November 1, 2003. On November 1, 2004, his salary was further reduced to an annual rate of $100,000. Effective July 1, 2004, Mr. Linesch resigned all official positions including Chief Financial Officer and director. A lump sum payment of $177,075 was issued pursuant to his employment agreement.

After Mr. Linesch’s resignation, the Company entered into an employment agreement with Mr. Robert Webber pursuant to which he became the Company’s Chief Financial Officer and Executive Vice President, effective as of August 1, 2004. Mr. Webber’s base salary is $300,000. Mr. Webber is also eligible to receive an annual incentive bonus based upon the achievement of criteria and in amounts as set forth in a bonus plan established by the Compensation Committee. The initial bonus target is $100,000. On November 12, 2004, Mr. Webber was granted options to purchase 660,000 shares of the Company’s Common Stock at $0.58 per share. The options vest on July 1, 2005. In addition, Mr. Webber is eligible to receive 50,000 shares of restricted stock in each year that the fiscal year end Common Stock price exceeds the previous fiscal year end Common Stock price by 25%. In the event Mr. Webber is terminated without cause he shall receive his base salary and medical and insurance benefits for 12 months, and all options granted to him would vest and become immediately exercisable. If Mr. Webber’s employment is terminated by the Company within three (3) months before or after a change in control, as defined in the employment agreement, or he resigns as the result of a material reduction in his duties or constructive termination following a change in control, in addition to the amounts otherwise payable, Mr. Webber shall be entitled to receive his base salary, plus annual bonus, and medical and other insurance benefits for a period of twenty-four (24) months and all options granted to Mr. Webber shall vest and become immediately exercisable. Mr. Webber was appointed to the Company’s Board of Directors in November 2004, but agreed not to receive additional compensation as a director.

The Company entered into an employment agreement with Mr. Casper Zublin, Jr. pursuant to which he became the Company’s Chief Operating Officer, dated October 15, 2004. Mr. Zublin’s base salary is $300,000. Mr. Zublin is also eligible to receive an annual incentive bonus upon the achievement of criteria and in amounts as set forth in a bonus plan established by the Compensation Committee. The initial target bonus is $75,000. As of November 9, 2004, Mr. Zublin was granted options to purchase 80,000 shares of the Company’s Common Stock at $0.65 per share. At Mr. Zublin’s request, he waived a grant in his employment contract of an additional 270,000 options, which were distributed to employees of the Company who were former employees of Integration Technologies, Inc. Mr. Zublin’s options vest on October 15, 2005. In the event Mr. Zublin is terminated without cause he shall receive his base salary and medical and insurance benefits for 12 months. If Mr. Zublin’s employment is terminated by the Company within three (3) months before or after a change in control, as defined in the employment agreement, or he resigns as the result of a material reduction in his duties or constructive termination following a change in control, Mr. Zublin shall be entitled to receive his base salary, and medical and other insurance benefits for a period of twenty-four (24) months.

Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the foregoing Compensation Committee Report shall not be “soliciting material” or “filed” with the Securities Exchange Commission, nor shall such information be incorporated by reference into any such filing.

The Compensation Committee of the Board of Directors, comprising two non-employee directors, is responsible for the administration of our executive compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

Compensation Philosophy.   Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•       Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•       Motivate executives to achieve optimum performance for us;

•       Align the financial interest of executives and stockholders through equity-based plans; and

•       Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Program.   The Compensation Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and the general policies relating to compensation and benefits of our employees. The Compensation Committee is also responsible for the administration of the 2001 Employee Stock Option Plan and 1997 Non-employee Directors Stock Option Plan. There are two major components to our executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

1.     Base Salary.   In setting compensation levels for executive officers, the Compensation Committee reviews competitive information relating to compensation levels for comparable positions at technology companies. In addition, the Compensation Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

2.     Long-Term Incentives.   Our 2001 Employee Stock Option Plan provides for the issuance of stock options to our officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity.

2004 Compensation for the Chief Executive Officer.   In determining Mr. Ross’s salary for fiscal 2004, the Compensation Committee considered competitive compensation data for chief executive officers and presidents of similar companies within the information technology industry, taking into account Mr. Ross’s experience and knowledge, as well as the general position of DynTek at the time. The Compensation Committee increased Mr. Ross’s base salary from $400,000 to $430,000 in fiscal 2004. Based on the achievement of corporate and business development goals, as well as individual objectives, Mr. Ross received a cash bonus of $125,000. The Compensation Committee has reviewed all components of Mr. Ross’s compensation, including salary, cash bonus, retention incentives and the value of other long-term incentives. Based on this review, the Compensation Committee concluded that the total compensation paid to Mr. Ross in the aggregate is reasonable and not excessive.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation.   Section 162(m) of the United States Internal Revenue Code of 1986, as amended, (the “Code”) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1 million paid to the our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal 2004. Grants under the 2001 Employee Stock Option Plan will not be subject to the deduction limitation, including the option grant limitations described below.

Our policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintain competitive performance-based compensation that is aligned with strategic business objectives.

Respectfully submitted,
/s/	Dr. Michael W. Grieves
/s/	Marshall Toplansky

Stock Price Performance

Set forth below is a line graph comparing the cumulative total stockholder return on our Common Stock, based upon the market price of our Common Stock as reported by The Nasdaq Stock Market, with the cumulative total return of companies in the Nasdaq Composite Index and the Nasdaq Computer Index for the period from June 30, 1998 through June 30, 2004.   Total stockholder return assumes $100.00 invested at the beginning of the period in our Common Stock, the stocks represented in the Nasdaq Composite Index and the Nasdaq Computer Index, respectively.  Total return assumes reinvestment of dividends; we have paid no dividends on our Common Stock.

	June 30, 1998 Closing price	June 30, 1998 $100 invest	June 30, 2004 Closing price	June 30, 2004 total return
Nasdaq Composite Index	1,894.74	$100	2,047.79	$108.10
Nasdaq Computer Index	849.07	$100	929.32	$109.50
DYTK	$0.97	$100	$0.80	$82.60

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has elected to engage Marcum & Kliegman LLP, as independent auditors, to audit our consolidated financial statements for the fiscal year ending June 30, 2005, and recommends that stockholders vote “FOR” ratification of such appointment.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to select Marcum & Kliegman LLP as our independent auditor, we believe such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Fees billed to us by Marcum & Kliegman LLP during the Fiscal Year Ended June 30, 2004 and June 30, 2003

The following is a summary of the fees billed to the Company by Marcum & Kliegman LLP for professional services rendered for the fiscal years ended June 30, 2004 and June 30, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees	$200,000	$212,320
Audit Related Fees	23,000	72,880
Tax Fees	30,000	33,500
All Other Fees	0	0
Total Fees	$253,000	$318,700

Audit Fees.   Consists of fees billed for professional services rendered for the audit of the Company’s financial statements The Company paid $200,000 in audit fees in fiscal 2004 and $212,320 in audit fees in fiscal 2003.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  These services include consultations related to the Sarbanes-Oxley Act and consultations concerning financial accounting and reporting standards.

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance related to state tax incentives.

All Other Fees.   We were not billed fees for other professional services in fiscal 2004 or fiscal 2003.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditors

The Audit Committee of DynTek’s Board of Directors pre-approves on an annual basis the audit, audit-related, tax and other non-audit services to be rendered by DynTek’s accountants based on historical information and anticipated requirements for the following fiscal year. The Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax and other non-audit services as well as the range of fee amounts corresponding to each such engagement. To the extent that DynTek’s management believes that a new service or the expansion of a current service provided by the DynTek’s accountants is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to DynTek’s engagement of its accountants to render such services. No non-audit services were approved by the Audit Committee pursuant to Rule 2-01, paragraph (c)(7)(i)(C) of SEC Regulation S-X during the fiscal year ended June 30, 2004.

The Audit Committee approved 100% of the services provided by Marcum & Kliegman LLP described above. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Marcum & Kliegman LLP has audited our financial statements annually since May 2003. Representatives of Marcum & Kliegman LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year.

Required Vote

The ratification of the appointment of Marcum & Kliegman LLP requires a majority of the votes cast by holders of DynTek’s Common Stock and Preferred Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and abstentions and broker non-votes, if any, will not be treated as votes cast on this matter at the Annual Meeting.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM & KLIEGMAN LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2005.

Unless instructed to the contrary, the shares of Common Stock and Preferred Stock represented by the proxies will be voted FOR ratification of the appointment of Marcum & Kliegman LLP as our independent auditors for the fiscal year ending June 30, 2005.

Audit Committee Report

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the foregoing Audit Committee Report shall not be “soliciting material” or “filed” with the Securities Exchange Commission, nor shall such information be incorporated by reference into any such filing.

Marcum & Kliegman LLP served as the Company’s independent public accountants for the year ended June 30, 2004 and has been the Company’s independent public accountants since May 2003.

Among its functions, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent public accountants, Marcum & Kliegman LLP. The Audit Committee also examined with the independent public accountants the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent public accountant’s examination of the consolidated financial statements.

Marcum & Kliegman LLP also has confirmed to the Company that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee received and discussed with Marcum & Kliegman LLP its written disclosures in the form of a letter as required by Independence Standards Board

Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent public accountants is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted,
/s/ Dr. MICHAEL W. GRIEVES
Dr. Michael W. Grieves
/s/ BRIAN D. BOOKMEIER
Brian D. Bookmeier
/s/ MARSHALL TOPLANSKY
Marshall Toplansky

PROPOSAL NO. 3

APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to consider and vote upon a proposal to adopt the 2005 Stock Incentive Plan (the “2005 Plan”) which will permit us to provide a broader range of stock awards to our employees, directors and consultants.  The 2005 Plan is intended to replace our 2001 Employee Incentive Stock Plan (the “2001 Plan”) as our primary equity incentive plan.

In preparing the 2005 Plan, we have considered the impact of Statement of Financial Accounting Standards No. 123 (revised in 2004), or SFAS 123(R), which will require us to treat all equity awards as compensation charges.  Prior to the effective date of SFAS 123(R), grants of stock options under our 2001 Plan did not require us to incur compensation charges and such options were often used because of their favorable accounting treatment.  SFAS 123(R) will affect the way we account for equity awards beginning July 1, 2005, unless the effective date is delayed to a later date.  In view of the accounting changes required by SFAS 123(R), the use of other forms of equity compensation may be better suited to accomplish our compensation and incentive objectives.  Therefore, our 2005 Plan authorizes us to grant both stock options and restricted stock.  Including restricted stock grants in the mix of equity compensation alternatives available under the 2005 Plan provides the Board with greater flexibility in structuring and meeting the compensation objectives of the Company.

Description of the 2005 Plan

The following is a summary of the principal provisions of the 2005 Plan.  This summary is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached as Appendix A to this proxy statement.

Purposes of the 2005 Plan.   The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

Our Board of Directors believes that it is in our best interest to have available an equity incentive plan for use as a part of our compensation strategy.  In addition the Board of Directors believes that such a plan should provide for the grant of stock options (both incentive stock options, as defined in Section 422 Internal Revenue Code of 1986 (the “Code”), and non-qualified stock options), and restricted stock awards to qualified employees, officers, directors, consultants and other service providers.  Therefore, to further these purposes, the Board of Directors unanimously adopted the 2005 Plan on February 3, 2005, subject to stockholder approval.

Shares Reserved for Issuance.   We have outstanding options to purchase shares of our Common Stock under individual option agreements, our 1992 Employee Incentive Stock Option Plan, as amended (the “1992 Plan”), our 1998 Non-Employee Director Stock Option Plan (the “1998 Plan”), and our 2001 Plan.  All of the outstanding options granted under the individual option agreements, 1992 Plan, 1998 Plan and 2001 Plan will remain outstanding and subject to the provisions of the applicable agreement and plan until they are either exercised or expire in accordance with their respective terms.  No options have been issued under the 1992 Plan after the adoption of the 2001 Plan as shares of Common Stock available for future issuance under the 1992 Plan were assumed under the 2001 Plan.  If the 2005 Plan is approved by the stockholders, no additional options will be awarded under the 2001 Plan.

The number of shares of Common Stock that may be issued under the 2005 Plan shall be equal to 5,000,000 shares, subject to adjustment.  For purposes of this limitation, in the event that (a) all or any portion of any option granted under the 2005 Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such option or the shares so reacquired shall again be available for grant or issuance under the 2005 Plan.

In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to the 2005 Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Stock Purchase Agreements, and the limit on the number of shares that may be issued to any individual or entity that holds an option or restricted stock under the 2005 Plan (such individual or entity a “Participant,” or collectively, the “Participants”).

Administration.   Authority to control and manage the operation and administration of the 2005 Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”).  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act.  As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

The Board of Directors may from time to time alter, amend, suspend or terminate the 2005 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent.  Unless previously terminated by the Board of Directors, the 2005 Plan will terminate on March 31, 2015.

Eligibility.   The 2005 Plan provides that awards may be granted to employees, officers, directors, consultants, and other service providers of DynTek or of any parent or subsidiary corporation of DynTek, whether now existing or hereafter created or acquired (an “Affiliated Company”), as may be determined by the Administrator.  In no event may any individual be granted options or restricted stock awards under the 2005 Plan for more than 1,500,000 shares of our Common Stock in any one calendar year.

The actual number of individuals who will receive awards cannot be determined in advance because the Administrator has discretion to select the Participants.  Nevertheless, as of April 15, 2005, 6 officers and directors of DynTek and approximately 150 other employees were eligible to participate in the 2005 Plan.

Terms of Options.   As discussed above, the Administrator determines many of the terms and conditions of awards granted under the 2005 Plan, including whether an option will be an “incentive stock option” (ISO) or a “non-qualified stock option” (NQSO).  Each option is evidenced by any agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2005 Plan):

•       Vesting and Exercisability:   Options become vested and exercisable, as applicable, within such periods as determined by the Administrator and as set forth in the related stock option agreement, provided that options must expire no later than ten years from the date of grant (five years with respect to ISOs granted to optionees who own more than 10% of the outstanding Common Stock).

•       Exercise Price:   The exercise price per share of Common Stock covered by each option shall be determined by the Administrator, subject to the following:  (a) the exercise price of an ISO shall not be less than 100% of fair market value on the date the ISO is granted, (b) the exercise price of a NQSO shall not be less than 100% of fair market value on the date the NQSO is granted, and (c) if the person to whom an ISO is granted is a 10% stockholder on the date of grant, the exercise price shall not be less than 110% of fair market value on the date the option is granted.  However, an option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

•       Method of Exercise:   Payment of the exercise price may be made, in the discretion of the Administrator, in cash, by check, by delivery of shares of our Common Stock, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the 2005 Plan and applicable corporate law.

•       Termination of Service:   Options cease vesting on the date of termination of service or the death or disability of the optionee.  Options granted under the 2005 Plan generally expire three months after the termination of the optionee’s service, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service due to disability.  However, if the optionee is terminated for cause (e.g. for committing an alleged criminal act or intentional tort again DynTek), the optionee’s options will expire upon termination.

•       Change of Control:   In the event of a change in control of DynTek (as defined in the 2005 Plan), vesting of options will accelerate automatically unless the options are to be assumed by the acquiring or successor entity (or parent thereof) or substituted for by such entity with new options or other incentives with such terms and provisions as the Administrator in its discretion may consider equitable.  If options are assumed or replaced with new options or other incentives by an acquiring or successor entity (or parent thereof), then the options shall accelerate and become fully vested if the optionee is terminated under certain circumstances within a specified period of time (as provided in option agreements) following a change in control.  However, the Administrator may at its discretion provide for other vesting arrangements in option agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume or substitute for existing options in such change in control.

•       Additional Restrictions.   No ISOs may be granted to an optionee under the 2005 Plan if the aggregate fair market value (determined at the time of grant) of the stock with respect to which ISOs first become exercisable by such optionee in any calendar year under our stock option plans and any Affiliated Company exceeds $100,000.  Options are nontransferable, other than by will and the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by the Code.

Terms of Restricted Stock Awards.   The Administrator shall have the right to issue, at a purchase price determined by the Administrator, including a zero purchase price, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, payment of the purchase price, if any, continued employment or the achievement of specified performance goals or objectives.  Each restricted stock award is evidenced by a restricted stock purchase agreement in such form as Administrator approves and is subject to the following conditions (as described in further detail in the 2005 Plan):

•       Vesting:   Shares subject to a restricted stock award may become vested over time or upon completion of performance goals set out in advance.

•       Purchase Price:   Each restricted stock purchase agreement states the purchase price, payment of which may be made as described under “Terms of Options” above.

•       Restrictions:   Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the stock purchase agreement or by the Administrator.  In the event of termination of a Participant’s employment, service as a director of the DynTek or service provider status for any reason whatsoever (including death or disability), the stock purchase agreement may provide, in the discretion of the Administrator, that DynTek shall have the right, exercisable at the discretion of the Administrator and subject to certain exceptions described in the 2005 Plan, to repurchase at the original purchase price, if any, the shares of restricted stock that have not vested as of the date of termination.

•       Change of Control:   Restricted Stock awards shall be treated in the same manner as described under “Terms of Options” above.

New Plan Benefits

Future awards to our executive officers and employees are discretionary.  At this time, therefore, the benefits that may be received by our executive officers, directors and other employees if our stockholders approve the 2005 Plan cannot be determined.  In addition, because the value of stock issuable to our non-employee directors under the 2005 Plan will depend on the fair market value of our Common Stock at future dates, it is not possible to determine exactly the benefits that might be received by our non-employee directors under the 2005 Plan.

Summary of Federal Income Tax Consequences of the 2005 Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2005 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2005 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below.  For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options.   No taxable income will be recognized by an optionee under the 2005 Plan upon either the grant or the exercise of an ISO.  Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an ISO, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition.  If a sale or other disposition of the shares received upon the exercise of an ISO occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid.  However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.”  A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price.  If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain.  A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise.  Any loss realized upon a disqualifying disposition will be treated as a capital loss.  Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an ISO.

The exercise of an ISO may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year.  For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an ISO over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised.  An optionee who is subject to alternative minimum tax in the year of exercise of an ISO may claim as a credit against the optionee’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the ISO. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

Non-qualified Stock Options.   No taxable income is recognized by an optionee upon the grant of a NQSO.  Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by DynTek out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a NQSO is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our Common Stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a NQSO, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock.   If no Section 83(b) election is made and repurchase rights are retained by DynTek, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest.  The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.  Any income recognized by a participant who is an employee will be subject to income tax withholding by us out of the optionee’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.  The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Tax Withholding.   DynTek shall have the power to withhold, or require a Participant to remit to DynTek, an amount sufficient to satisfy any applicable federal, state, and local tax withholding requirements with respect to any options exercised or restricted stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an option or as a result of the purchase of or lapse of restrictions on restricted stock or (b) delivering to the Company shares of Common Stock owned by the Participant.  The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their fair market value as of the date of measurement of the amount of income subject to withholding.

Equity Compensation Plan Information

The following table provides information, as of June 30, 2004, relating to our equity compensation plans.  If the 2005 Plan is approved by Stockholders, no further options or other rights to acquire our Common Stock will be granted from any of these equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders(1)	2,462,343	$1.57	3,665,500
Equity compensation plans not approved by security holders	—	—	—
Total	2,462,343	$1.57	3,665,500

(1)          Excludes the increase by 2,000,000 in the number of shares available for grant under our 2001 Employee Stock Option Plan, which was approved by our stockholders on July 15, 2004.  Including such shares, as of April 15, 2005, the total number of shares to be issued upon exercise of outstanding options would be 4,847,392, the weighted average exercise price would be $1.03, and the number of securities remaining available for future issuance would be 613,250.

Vote Required

To be adopted, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions will have the effect of votes against the proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2005 PLAN.

Unless instructed to the contrary, the shares of Common Stock and Preferred Stock represented by the proxies will be voted FOR the proposal to approve the 2005 Plan.

OTHER MATTERS

We know of no other matters to be submitted to the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Irvine, California

April 25, 2005

Appendix A

DYNTEK, INC.
2005 STOCK INCENTIVE PLAN

The 2005 STOCK INCENTIVE PLAN (the “Plan”) is hereby established by Dyntek, Inc., a Delaware corporation (the “Company”), and adopted by its Board of Directors as of the 3rd day of February, 2005.

ARTICLE 1

PURPOSES OF THE PLAN

1.1     Purposes.   The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers (to the extent qualifying under Article 3 hereof) upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1     “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2     “Affiliated Company” means:

(a)      with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b)      with respect to Nonqualified Options and Restricted Stock, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3     “Board” means the Board of Directors of the Company.

2.4     “Change in Control” means:

(a)      The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b)      A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)       A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d)      The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e)       The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.5     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6     “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

2.7     “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.8     “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.9     “Effective Date” means the date on which the Plan was adopted by the Board, as set forth on the first page hereof.

2.10   “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.11   “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.12   “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a)      If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.

(b)      If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c)       If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.13   “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.14   “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.15   “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.16   “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

2.17   “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.18   “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.19   “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.20   “Optionee” means any Participant who holds an Option.

2.21   “Participant” means an individual or entity that holds an Option or Restricted Stock under the Plan.

2.22   “Purchase Price” means the amount determined by the Administrator, if any, as the purchase price per share of Restricted Stock.

2.23   “Repurchase Right” means the right of the Company or any successor entity to repurchase Unvested Shares of Restricted Stock pursuant to Section 6.5.

2.24   “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.25   “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

2.26   “Stock Purchase Agreement” means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Stock under the Plan.

2.27   “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3

ELIGIBILITY

3.1     Incentive Options.   Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2     Nonqualified Options and Restricted Stock.   Subject to Section 3.4, employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Stock under the Plan.

3.3     Limitation on Shares.   In no event shall any Participant be granted Options or issued Restricted Stock in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds One Million Five Hundred Thousand (1,500,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

3.4     Restrictions.   Notwithstanding Sections 3.1 and 3.2 above or any other provision of this Plan to the contrary, in the event stockholder approval of the Plan is required to issue Options or Restricted Stock to any officer or director of the Company pursuant to the rules and regulations governing Nasdaq or any stock exchange on which the Company’s shares are traded, then no director or officer of the Company or any Affiliated Company shall be eligible to receive an Option or acquire Restricted Stock or any right to receive the same, pursuant to this Plan unless and until this Plan has been approved by a majority of the shares present and entitled to vote at a meeting of the Company’s stockholders.

ARTICLE 4

PLAN SHARES

4.1     Shares Subject to the Plan.

(a)      The number of shares of Common Stock that may be issued under the Plan shall be equal to Five Million (5,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

(b)      The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be equal to Five Million (5,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

4.2     Changes in Capital Structure.   In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Stock Purchase Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5

OPTIONS

5.1     Option Agreement.   Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Option Agreement may be different from each other Option Agreement.

5.2     Exercise Price.   The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3     Payment of Exercise Price.   Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.4     Term and Termination of Options.   The term and termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.5     Vesting and Exercise of Options.   Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

5.6     Annual Limit on Incentive Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock that, with respect to any Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company, becomes exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.7     Nontransferability of Options.   No Option shall be assignable or transferable except by will or the laws of descent and distribution and during the life of the Optionee shall be exercisable only by such Optionee.

5.8     Rights as Stockholder.   An Optionee or permitted transferee of an Option shall have no rights or privileges as a Stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.9     Unvested Shares.   The Administrator shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock provided that the Company retains the right to repurchase, at the exercise price paid per share, any or all of those unvested shares if the Optionee’s service to the Company terminates before all the shares become vested. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

ARTICLE 6

RESTRICTED STOCK

6.1     Issuance of Restricted Stock.   The Administrator shall have the right to issue, at a Purchase Price determined by the Administrator, including a zero Purchase Price, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Such conditions may include, but are not limited to, payment of the Purchase Price, if any, continued employment or the achievement of specified performance goals or objectives.

6.2     Restricted Stock Purchase Agreements.   A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

6.3     Payment of Purchase Price.   Subject to any legal restrictions, payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the Participant’s full recourse promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Participant; (f) the waiver of compensation due or accrued to the Participant for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

6.4     Rights as a Stockholder.   Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

6.5     Restrictions.   Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement or by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase at the original Purchase Price, if any, the shares of Restricted Stock that have not vested as of the date of termination.

6.6     Vesting of Restricted Stock.   The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

6.7     Dividends.   If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

ARTICLE 7

ADMINISTRATION OF THE PLAN

7.1     Administrator.   Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

7.2     Powers of the Administrator.   In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options or rights to purchase Restricted Stock shall be granted, the number of shares to be represented by each Option and the number of shares of Restricted Stock to be offered, and the consideration to be received by the Company upon the exercise of such Options or sale of such Restricted Stock; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option or Stock Purchase Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

7.3     Limitation on Liability.   No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 8

CHANGE IN CONTROL

8.1     Change in Control.   In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a)      Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b)      Vesting of outstanding Options shall not accelerate if and to the extent that: (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefor, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

(c)       If any Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement, the vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Optionee’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

(d)      If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e)       The Administrator shall have the discretion to provide in each Option Agreement other terms and conditions that relate to (i) vesting of such Option in the event of a Change in Control, and (ii) assumption of such Options or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement, and may be different from and have precedence over the provisions set forth in Sections 8.1(a) - 8.1(d) above.

(f)       Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)       If outstanding Options will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

(h)      In the event of a Change in Control of the Company, all Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control, and the shares of Common Stock subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that: (i) in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Stock Purchase Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price, or (ii) such accelerated vesting is precluded by other limitations imposed by the Administrator in the Stock Purchase Agreement at the time the Restricted Stock is issued. If the Repurchase Rights shall terminate pursuant to this subsection (e), then the Administrator shall cause written notice of the proposed Change in Control transaction to be given to Purchasers not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

(i)       The Administrator in its discretion may provide in any Stock Purchase Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of such Stock Purchase Agreement or the substitution of new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Stock Purchase Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control pursuant to such terms and conditions as shall be set forth in the Stock Purchase Agreement.

ARTICLE 9

AMENDMENT AND TERMINATION OF THE PLAN

9.1     Amendments.   The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionee more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

9.2     Plan Termination.   Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or rights to purchase Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Stock Purchase Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 10

TAX WITHHOLDING

10.1   Withholding.   The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 11

MISCELLANEOUS

11.1   Benefits Not Alienable.   Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

11.2   No Enlargement of Employee Rights.   This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

11.3   Application of Funds.   The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

11.4   Annual Reports.   During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF

DYNTEK, INC.

May 20, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/   Please detach along perforated line and mail in the envelope provided.   \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1.	Election of Directors: The following individuals have been nominated to serve on the Corporation's board of directors.			2.	Ratification of Marcum & Kllegman LLP, as Independent auditors, to audit the Corporation's consolidated financial statements for the fiscal year	☐	☐	☐
		NOMINEES:			ending June 30, 2005.
☐	FOR ALL NOMINEES	o	Brian D. Bookmeier
		o	Michael W. Grieves	3.	Approval of proposal to adopt the 2005 Stock Incentive Plan, which is	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o	Steven J. Ross Marshall Toplansky		intended to replace the Corporation’s 2001 Employee Incentive Stock Plan as the primary equity incentive plan.
		o	Robert I. Webber
☐	FOR ALL EXCEPT (See instructions below)			4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Anual Meeting or any adjournment thereof. Such discretionary authority granted to the proxies shall specifically include the right to vote in favor of adjournment of the Annual Meeting until such time as sufficient votes necessary to take either or both of the actions called for under Proposal 1, Proposal 2 and Proposal 3 have been received and cast therefor.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

					The Board of Directors requests that you fill in the date and sign the Proxy and return it in the enclosed envelope.

					IF THE PROXY IS NOT DATED IN THE SPACE BELOW, IT IS DEEMED TO BE DATED ON THE DAY WHICH IT WAS MAILED BY THE CORPORATION.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DYNTEK, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of Stockholders of DynTek, Inc., to be held on May 20, 2005. Any Stockholder has the right to appoint as his proxy a person (who need not be a stockholder) other than any person designated below, by inserting the name of such other person in another proper form of proxy.

                The undersigned, a stockholder of DynTek, Inc. (the "Corporation"), hereby revoking any proxy hereinbefore given, does hereby appoint Steven J. Ross and Robert I. Webber, or either of them, as his proxy with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders to be held on May 20, 2005 at the Corporation's executive offices, 19700 Fairchild Road, Suite 350, Irvine, California 92612, at 10:00 a.m., local time and at any adjournments thereof, and to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of said Corporation which the undersigned would be entitled to vote if personally present at the meeting.

                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

(Continued and to be signed on the reverse side)

14475